Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2023 Ended March 31, 2023

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 4, 2023--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal third quarter of 2023 ended March 31, 2023.

The results for the fiscal third quarter of 2023 ended March 31, 2023 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenue	$132.6	$188.8	$203.2
Gross Margin	23.2%	28.1%	35.6%
Operating Income (Loss)	$(14.4)	$8.8	$31.2
Net Income (Loss)	$(18.9)	$6.3	$31.7
Net Income (Loss) Per Share - Diluted	$(0.68)	$0.21	$1.11
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenue	$132.6	$188.8	$203.2
Non-GAAP Gross Margin	25.1%	29.5%	36.7%
Non-GAAP Operating Income (Loss)	$(2.9)	$22.8	$40.5
Non-GAAP Net Income (loss)	$(5.9)	$20.0	$38.2
Non-GAAP Net Income (Loss) Per Share - Diluted	$(0.21)	$0.67	$1.34

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q3 Ended March 31, 2023” below exclude the effect of share-based compensation expenses, amortization of purchased intangible, legal costs related to government investigation, equity method investment (income) loss from equity investee, and income tax effect of non-GAAP adjustments in each of the periods presented, and gain on deconsolidation and changes of the equity interest in the JV Company for the three and nine months ended March 31, 2022. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q3 Ended March 31, 2023

  Revenue was $132.6 million, a decrease of 29.8% from the prior quarter and a decrease of 34.8% from the same quarter last year.
  GAAP gross margin was 23.2%, down from 28.1% in the prior quarter and down from 35.6% in the same quarter last year.
  Non-GAAP gross margin was 25.1%, down from 29.5% in the prior quarter and down from 36.7% in the same quarter last year.
  GAAP operating expenses were $45.2 million, up from $44.3 million in the prior quarter and up from $41.2 million in the same quarter last year.
  Non-GAAP operating expenses were $36.2 million, up from $32.8 million from last quarter and up from $34.0 million in the same quarter last year.
  GAAP operating loss was $14.4 million, down from $8.8 million of operating income in the prior quarter and down from $31.2 million of operating income in the same quarter last year.
  Non-GAAP operating loss was $2.9 million as compared to $22.8 million of operating income for the prior quarter and $40.5 million of operating income for the same quarter last year.
  GAAP net loss per diluted share was $0.68, compared to $0.21 net income per share for the prior quarter, and $1.11 net income per share for the same quarter a year ago.
  Non-GAAP net loss per share was $0.21 compared to $0.67 net income per share for the prior quarter and $1.34 net income per share for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $11.6 million, as compared to $0.3 million in the prior quarter.
  The Company closed the quarter with $265.9 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “We closed fiscal Q3 near the high-end of our revenue and gross margin guidance. Revenue was $132.6 million, non-GAAP gross margin was 25.1% and non-GAAP EPS was negative $0.21. Our performance this quarter reflect our effort to bring customer inventory levels back into balance as quickly as possible in response to the sharp industry-wide inventory correction, particularly in PC and smartphones. Broader market consumer demand continues to be weak. However, we are optimistic that the worst is behind us given the intensity of the inventory correction, coupled with our proactive measures. Looking into the rest of the year, we expect to recover a good portion of the revenue decline in the upcoming June quarter, with further improvement expected in our seasonally strongest September quarter.”

Mr. Chang concluded, “As we stated last quarter, our business is affected by the economic environment and industry cycles. However, given our strong fundamentals, leading technology, more diversified product portfolio, Tier 1 customer base in all our business segments, expanding manufacturing capability and supply chain and robust balance sheet, we are in the best position we have ever been to continue our growth momentum once this downturn is past us. We are optimistic about the future and look towards executing on the opportunities ahead of us.”

Business Outlook for Fiscal Q4 Ending June 30, 2023

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fourth quarter of fiscal year 2023 are as follows:

  Revenue to be approximately $160 million, plus or minus $5 million.
  GAAP gross margin to be 24.0%, plus or minus 1%. We anticipate non-GAAP gross margin to be 25.8%, plus or minus 1%.
  GAAP operating expenses to be in the range of $45.5 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $36.5 million, plus or minus $1 million.
  Interest expense to be approximately $1.2 million, and
  Income tax expense to be in the range of $1.3 million to $1.5 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter ended March 31, 2023 today, May 4, 2023 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (844) 200-6205 or +1 (929) 526-1599 if dialing from outside the United States and Canada. The access code is 358335. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry; our ability to mitigate economic downturns and expected recovery timeline; seasonality of our business, anticipated earnings power and non-GAAP EPS on an annual basis, our growth opportunities and new markets, our annual revenue target, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, income tax expenses, our objectives to achieve revenue target, our ability to continue to win and acquire market share and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2023”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; government policies on our business operations in China; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net loss attributable to AOS, net income (loss), diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, income tax effect of non-GAAP adjustments, equity method investment loss (income) from equity investee, and gain on deconsolidation and changes of the equity interest in the JV Company. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin and operating expenses. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technologies, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022	March 31, 2023	March 31, 2022

Revenue	$132,560	$188,760	$203,239	$529,796	$583,593
Cost of goods sold	101,774	135,719	130,837	374,841	378,259
Gross profit	30,786	53,041	72,402	154,955	205,334
Gross margin	23.2%	28.1%	35.6%	29.2%	35.2%

Operating expenses:
Research and development	22,578	21,468	16,545	65,435	50,873
Selling, general and administrative	22,610	22,788	24,625	69,603	70,563
Total operating expenses	45,188	44,256	41,170	135,038	121,436
Operating income (loss)	(14,402)	8,785	31,232	19,917	83,898

Other income (loss), net	(513)	(903)	263	(1,432)	720
Interest income (expense), net	5	(397)	(308)	(1,000)	(3,025)
Gain on deconsolidation of the JV Company	—	—	—	—	399,093
Gain (loss) on changes of equity interest in the JV Company, net	—	—	4,501	—	(3,140)
Net income (loss) before income taxes	(14,910)	7,485	35,688	17,485	477,546

Income tax expense	2,517	1,659	2,902	5,550	38,318
Net income (loss) before income (loss) from equity method investment	(17,427)	5,826	32,786	11,935	439,228
Equity method investment income (loss) from equity investee	(1,480)	511	(1,136)	1,533	(1,136)
Net income (loss)	(18,907)	6,337	31,650	13,468	438,092
Net loss attributable to noncontrolling interest	—	—	—	—	20
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$(18,907)	$6,337	$31,650	$13,468	$438,072

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$(0.68)	$0.23	$1.18	$0.49	$16.47
Diluted	$(0.68)	$0.21	$1.11	$0.46	$15.58

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share
Basic	27,710	27,511	26,829	27,537	26,596
Diluted	27,710	29,576	28,423	29,576	28,116

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$265,946	$314,352
Restricted cash	218	299
Accounts receivable, net	19,434	65,681
Inventories	179,783	158,040
Other current assets	9,969	11,220
Total current assets	475,350	549,592
Property, plant and equipment, net	358,157	318,666
Operating lease right-of-use assets	22,962	23,674
Intangible assets, net	7,577	10,050
Equity method investment	368,042	378,378
Deferred income tax assets	561	592
Other long-term assets	20,658	17,677
Total assets	$1,253,307	$1,298,629
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$54,689	$87,377
Accrued liabilities	90,029	116,893
Payable related to equity investee, net	18,393	28,989
Income taxes payable	6,651	4,248
Short-term debt	24,877	25,563
Deferred revenue	14,370	—
Finance lease liabilities	851	802
Operating lease liabilities	4,457	3,850
Total current liabilities	214,317	267,722
Long-term debt	41,237	42,486
Income taxes payable - long-term	2,261	2,158
Deferred income tax liabilities	27,764	28,757
Finance lease liabilities - long-term	3,439	3,932
Operating lease liabilities - long-term	19,332	20,878
Other long-term liabilities	57,699	78,603
Total liabilities	366,049	444,536
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at March 31, 2023 and June 30, 2022	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 34,575 shares and 27,858 shares, respectively at March 31, 2023 and 33,988 shares and 27,371 shares, respectively at June 30, 2022	69	68
Treasury shares at cost: 6,717 shares at March 31, 2023 and 6,617 shares at June 30, 2022	(68,605)	(66,000)
Additional paid-in capital	321,548	288,951
Accumulated other comprehensive income (loss)	(9,156)	1,080
Retained earnings	643,402	629,994
Total equity	887,258	854,093
Total liabilities and equity	$1,253,307	$1,298,629

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Nine Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$48,654	$193,196
Net cash used in investing activities	(90,603)	(91,142)
Net cash provided by (used in) financing activities	(6,417)	16,351
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(121)	152
Net increase (decrease) in cash, cash equivalents and restricted cash	(48,487)	118,557
Cash, cash equivalents and restricted cash at beginning of period	314,651	204,813
Cash, cash equivalents and restricted cash at end of period	$266,164	$323,370

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022	March 31, 2023	March 31, 2022

GAAP gross profit	$30,786	$53,041	$72,402	$154,955	$205,334
Share-based compensation	1,723	1,748	1,282	5,259	3,560
Amortization of purchased intangible	812	811	812	2,435	2,435
Non-GAAP gross profit	$33,321	$55,600	$74,496	$162,649	$211,329
Non-GAAP gross margin as a % of revenue	25.1%	29.5%	36.7%	30.7%	36.2%

GAAP operating expense	$45,188	$44,256	$41,170	$135,038	$121,436
Share-based compensation	8,709	11,343	6,990	28,860	17,894
Legal costs related to government investigation	304	110	221	556	946
Non-GAAP operating expense	$36,175	$32,803	$33,959	$105,622	$102,596

GAAP operating income (loss)	$(14,402)	$8,785	$31,232	$19,917	$83,898
Share-based compensation	10,432	13,091	8,272	34,119	21,454
Amortization of purchased intangible	812	811	812	2,435	2,435
Legal costs related to government investigation	304	110	221	556	946
Non-GAAP operating income (loss)	$(2,854)	$22,797	$40,537	$57,027	$108,733
Non-GAAP operating margin as a % of revenue	(2.2)%	12.1%	19.9%	10.8%	18.6%

GAAP net income (loss) attributable to AOS	$(18,907)	$6,337	$31,650	$13,468	$438,072
Share-based compensation	10,432	13,091	8,272	34,119	21,454
Amortization of purchased intangible	812	811	812	2,435	2,435
Gain on deconsolidation and changes of the equity interest in the JV Company	—	—	(4,501)	—	(395,953)
Equity method investment (income) loss from equity investee	1,480	(511)	1,136	(1,533)	1,136
Legal costs related to government investigation	304	110	221	556	946
Income tax effect of non-GAAP adjustments	3	122	630	244	33,431
Non-GAAP net income (loss) attributable to AOS	$(5,876)	$19,960	$38,220	$49,289	$101,521
Non-GAAP net margin attributable to AOS as a % of revenue	(4.4)%	10.6%	18.8%	9.3%	17.4%

GAAP net income (loss) attributable to AOS	$(18,907)	$6,337	$31,650	$13,468	$438,072
Share-based compensation	10,432	13,091	8,272	34,119	21,454
Amortization and depreciation	11,006	10,804	8,603	31,162	34,263
Gain on deconsolidation and changes of the equity interest in the JV Company	—	—	(4,501)	—	(395,953)
Equity method investment (income) loss from equity investee	1,480	(511)	1,136	(1,533)	1,136
Interest expense (income), net	(5)	397	308	1,000	3,025
Income tax expense	2,517	1,659	2,902	5,550	38,318
EBITDAS	$6,523	$31,777	$48,370	$83,766	$140,315

GAAP diluted net income (loss) per share attributable to AOS	$(0.68)	$0.21	$1.11	$0.46	$15.58
Share-based compensation	0.38	0.44	0.29	1.15	0.76
Amortization of purchased intangible	0.03	0.03	0.03	0.08	0.09
Gain on deconsolidation and changes of the equity interest in the JV Company	—	—	(0.16)	—	(14.08)
Equity method investment (income) loss from equity investee	0.05	(0.02)	0.04	(0.05)	0.04
Legal costs related to government investigation	0.01	0.00	0.01	0.02	0.03
Income tax effect of non-GAAP adjustments	0.00	0.01	0.02	0.01	1.19
Non-GAAP diluted net income (loss) per share attributable to AOS	$(0.21)	$0.67	$1.34	$1.67	$3.61

Shares used to compute GAAP diluted net income (loss) per share	27,710	29,576	28,423	29,576	28,116
Shares used to compute Non-GAAP diluted net income (loss) per share	27,710	29,576	28,423	29,576	28,116

Contacts

Investor and media inquiries:

The Blueshirt Group
Gary Dvorchak, CFA
In US +1 323 240 5796
In China +86 (138) 1079-1480
gary@blueshirtgroup.com

Yujia Zhai
The Blueshirt Group
Yujia@blueshirtgroup.com
+1 (860) 214-0809